UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 9, 2015

Symantec Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 9, 2015, Symantec Corporation (“Symantec”) entered into an accelerated stock buyback agreement (the “ASR Agreement”) with Barclays Bank PLC (“Bank”) to repurchase an aggregate of $500 million of Symantec’s common stock. The ASR Agreement is part of Symantec’s existing stock repurchase program, for which Symantec’s Board of Directors authorized an increase of an additional $1.5 billion in August 2015.

Under the terms of the ASR Agreement, Symantec will make a $500 million payment to Bank on November 13, 2015 and expects to receive from Bank on the same day an initial delivery of approximately 19,880,716 shares of Symantec’s common stock. The final number of shares to be repurchased will be based on the volume-weighted average stock price of Symantec’s common stock during the term of the transaction, less a discount and subject to potential adjustments pursuant to the terms of the ASR Agreement. At settlement, under certain circumstances, Bank may be required to deliver additional shares of common stock to Symantec, or under certain circumstances, Symantec may be required to deliver shares of common stock or to make a cash payment, at its election, to Bank. The final settlement of the transactions under the ASR Agreement is scheduled to occur in February 2016.

The ASR Agreement contains customary terms for these types of transactions, including, but not limited to, the mechanisms to determine the number of shares or the amount of cash that will be delivered at settlement, the required timing of delivery of the shares, the specific circumstances under which adjustments may be made to the transaction, the specific circumstances under which the transaction may be terminated prior to its scheduled settlement date and various acknowledgements, representations and warranties made by Symantec and Bank to one another.

From time to time, Bank and/or its affiliates have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with Symantec for which they have received, or may receive, customary compensation, fees and expense reimbursement.

The foregoing description of the ASR Agreement does not purport to be complete and is qualified in its entirety by reference to the ASR Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.	Description

10.1	Master Confirmation – Accelerated Stock Buyback, dated as of November 9, 2015, between Symantec Corporation and Barclays Bank PLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation

Date: November 9, 2015	By:	/s/ THOMAS J. SEIFERT

Thomas J. Seifert
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Master Confirmation – Accelerated Stock Buyback, dated as of November 9, 2015, between Symantec Corporation and Barclays Bank PLC

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